Exhibit 10.25
RENT-WAY, INC.
EXECUTIVE NON-QUALIFIED RETIREMENT PLAN
          The Board of Directors of Rent-Way, Inc. (the “Employer”) authorized the adoption of the Rent-Way Executive Non-Qualified Retirement Plan (the “Plan”) as of the Effective Date (as defined under Section 1.3).
ARTICLE I
DEFINITIONS AND EFFECTIVE DATE
          Section 1.1 Definitions. For purposes of the Plan, the following terms have the definitions stated below unless the context clearly indicates otherwise:
(a)	“Accounts” means a Participant’s Employee Contribution Account and Company Contribution Account.

(b)	“Beneficiary” means any one or more persons, trusts, or other entity, last designated by the Participant to receive the death benefits provided under the Plan.

(c)	“Board” means the Board of Directors of Rent-Way, Inc..

(d)	“Code” means the Internal Revenue Code of 1986, as amended.

(e)	“Company” means the Employer and any other Organization Under Common Control that adopts the Plan in accordance with Section 1.4.

(f)	“Company Contribution Account” means an account established and maintained under Section 4.1 for the purpose of holding Company contributions made under Section 3.2.

(g)	“Compensation” means “Compensation” as that term is defined under the 401(k) Plan, including bonuses, without regard to the dollar limitation under Section 401(a)(17) of the Code.

(h)	“Election Period” means the 30-day period after a Participant is notified of his or her selection for coverage under the Plan under Article II and, thereafter, the 30-day period preceding each Plan Year.

(i)	“Employee” means any common law employee of the Company.

(j)	“Employee Contribution Account” means an account established and maintained under Section 4.1 for the purpose of holding Employee contributions made under Section 3.1.

(k)	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(l)	“401(k) Plan” means the Rent-Way, Inc. 401(k) Retirement Savings Plan.

(m)	“Hour of Service” means “Hour of Service” as the term is defined under the 401(k) Plan.

(n)	“Organization Under Common Control” means any corporation or other trade or business that, together with the Employer, is treated as a single employer under Section 414(b) or (c) of the Code.

(o)	“Participant” means an Employee who satisfies the requirements of Article II.

(p)	“Plan” means the Rent-Way Executive Non-Qualified Retirement Plan.

(q)	“Plan Administrator” means the Employer.

(r)	“Plan Year” means the 12-month period beginning each October 1 and ending on the following September 30, except that the first Plan Year begins on the date this Plan is adopted and ends on September 30, 2006.

(s)	“Separated from Service” means the termination of an employment relationship between the Company and an Employee resulting from resignation, discharge, retirement, or failure to return from work after an authorized leave of absence.

(t)	“Specified Key Employee.” An Employee who is: (i) one of the highest paid 50 officers of the Company with annual compensation over $135,000; (ii) a 5% owner; or (iii) a 1% owner earning more than $150,000 (or such higher dollar amounts for subsequent years as provided under Code Section 416(i)); at any time during the 12 month period prior to September 30th, will be deemed to be a Specified Key Employee for the 12 month period commencing the following January 1st.

(u)	“Trust” means the grantor trust agreement entered into by and between the Employer and or any successor trustee, established in connection with the Plan.

(v)	“Year of Vesting Service” means a calendar year during which an Employee completes at least 1,000 Hours of Service with the Company.
          Section 1.2 Background and Purpose of the Plan. The primary purpose of this unfunded Plan is to defer compensation for a select group of highly compensated Employees within the meaning of Sections 201(2), 301(3) and 401(a)(1) of ERISA and to supplement benefits under the 401(k) Plan due to the limitations of Sections 401(a)(4), 401(a)(17), 402(g) and 415 of the Code.
          Section 1.3 Effective Date. The Effective Date of this Plan is the date the plan is adopted as indicated above the signature line on the last page of this document.
          Section 1.4 Adoption of Plan by Organization Under Common Control. With the consent of the Board, any Organization Under Common Control may adopt the Plan for the benefit of its employees as specified in resolutions formally adopted by its governing board.
ARTICLE II
PARTICIPATION
          An Employee of the Company is a Participant in the Plan if the Employee is in a select group of management or highly compensated Employees of the Company and is selected by the Board or its delegate to participate in the Plan.
ARTICLE III
CONTRIBUTIONS
          Section 3.1 Employee Contributions. During the Election Period, a Participant may irrevocably elect to defer:
     (a) a percentage or dollar amount from his or her base compensation up to 30% of such compensation, and
     (b) a percentage or dollar amount from any incentive compensation, including bonuses, up to 100% of such incentive compensation.
Deferral elections made during any Election Period will apply to Compensation earned during the Plan Year ending after the Election Period and will be made under rules and procedures prescribed by the Plan Administrator. Employee contributions under this Plan will be contributed to the Trust at those times and in those amounts as would otherwise have been paid or made available to the Participant or within a reasonable time thereafter.
          Section 3.2 Company Contributions. For each Plan Year, the Company may contribute to the Plan on behalf of each Participant an amount equal to a percentage of the

Compensation paid to the Participant during the Plan Year or a percentage of all or a portion of the employee contributions under this Plan, as determined in the discretion of the Company. Company contributions under this Plan will be contributed to the Trust as soon as administratively feasible after the close of the Plan Year.
ARTICLE IV
ACCOUNTS AND FUNDING
          Section 4.1 Accounts.
     (a) The Plan Administrator will establish and maintain one or more Employee Contribution Accounts for each Participant to be credited with the amount of the elective deferral of the Participant under Section 3.1. The Plan Administrator will credit the Participant’s Employee Contribution Account with an amount equal to his or her employee contributions under Section 3.1 as of the date the contributions are made to the Trust.
     (b) The Plan Administrator will also establish and maintain one or more Company Contribution Accounts for each Participant to be credited with the amount of Company contributions, if any, under Section 3.2. Company contributions under Section 3.2 will be credited to the Participant’s Company Contribution Account as of the date the contributions are made to the Trust.
     (c) Periodically, and no less often than annually, the Plan Administrator will adjust each Participant’s Accounts to reflect the value of employee contributions, Company contributions and any return on investments of amounts credited to the Participant.
          Section 4.2 Informal Trust Funding. The Employer will maintain the Trust to hold contributions made under Article III of this Plan. The Participant’s interest in the Trust and the Accounts is limited to the right to receive payments as provided under the Plan and the Trust, and the Participants’ position is that of general unsecured creditors of the Company.
          Section 4.3 Power to Invest.
     (a) The Trustee of the Trust will invest the amounts contributed to the Trust in the manner directed by the Participant. In making investment directions, Participants will select from among the investment options made available by the Trustee. The Plan Administrator will prescribe rules similar to those under the 401(k) Plan regarding the manner and frequency of changes of investment selections by Participants.
     (b) Any return on investment of the assets held in the Trust will be credited upon receipt by the Trustee.

     (c) The Company will not be liable to the Participant or his or her Beneficiary for any loss or other claim arising out of the operations of the Trust.
          Section 4.4 Vesting.
     (a) A Participant will at all times have a 100% nonforfeitable right to an amount equal to the value of his or her Employee Contribution Account.
     (b) A Participant will have a nonforfeitable right to an amount equal to the value of his or her Company Contribution Account multiplied by a percentage, based on the Participant’s Years of Vesting Service, determined in accordance with the following table:

Number of Years	Nonforfeitable
of Vesting Service	Percentage
Less than 1	0%
1 but less than 2	20%
2 but less than 3	40%
3 but less than 4	60%
4 but less than 5	80%
5 or more	100%
     (c) The Company Contribution Account of a Participant who is Separated from Service and who does not have a 100% nonforfeitable right to an amount equal to the value of his or her Company Contribution Account is determined as of the close of the Plan Year in which the Participant is Separated from Service. The value of the Participant’s Company Contribution Account to which he or she does not have a nonforfeitable right is forfeited at that time.
          Section 4.5 Payment of Benefits.
     (a) Normal Form. Except as provided in Section 4.5(b), the value of a Participant’s vested Accounts will be paid in the form of single, cash lump sum as soon as practicable after the close of the calendar quarter in which the Participant is Separated from Service. If the Participant is a Specified Key Employee on the date the Participant is Separated from Service, payment will occur no earlier than 6 months following the date the Participant is Separated from Service.
     (b) Installments. (1) Election to Receive Installments. If a Participant files a timely election in the manner described in this subsection for any Plan Year, the value of the Participant’s vested Accounts attributable to that

Plan Year will be paid in three or five cash installments based on the value of those vested Accounts on the most recent valuation under Section 4.1 at the time each installment is paid (the “Account Value”). If paid in three installments, the first installment will equal 1/3 of the Account Value; the second installment will equal 1/2 of the Account Value; and the third installment will equal the entire remaining Account Value. If paid in five installments, the first installment will equal 1/5 of the Account Value; the second installment will equal 1/4 of the Account Value; the third installment will equal 1/3 of the Account Value; the fourth installment will equal 1/2 of the Account Value; and the fifth installment will equal the entire remaining Account Value. In either case, the first installment will be paid as soon as practicable after the close of the calendar quarter in which the Participant is Separated from Service, and the subsequent installments will be paid on the succeeding anniversaries of the first installment payment. If the Participant is a Specified Key Employee on the date the Participant is Separated from Service, the first installment (as described in this paragraph) will be paid no earlier than 6 months following the date the Participant is Separated from Service. Subsequent installments will be paid in the same manner as installments paid to non-Specified Key Employees.
     (2) Time and Manner of Election. A separate election specifying the form of payment may be made with respect to contributions under Sections 3.1 and 3.2 attributable to each Plan Year. An election must be filed in writing with the Plan Administrator. To be timely, the election must be filed in compliance with the rules and procedures prescribed by the Plan Administrator during the Election Period. Once the Election Period for any Plan Year has ended, no further election regarding the form of payment applicable to that Plan Year may be made.
          Section 4.6 Death Benefits
     (a) Death Benefit During Employment. If a Participant dies after he or she becomes entitled to a benefit but before any payments to the Participant have commenced, the value of the Participant’s vested Accounts will be paid to the Participant’s Beneficiary in a single, cash lump sum unless the Participant had filed a timely election prior to his or her death under Section 4.5(b) to receive payment in three or five cash installments. The lump sum or first installment, as the case may be, will be paid as soon as practicable on or after the date on which the Participant dies. Subsequent installments, as the case may be, will be paid on the succeeding anniversaries of the Participant’s date of death.
     (b) Death Benefit Following Separation. If a Participant dies after the payment of his or her benefit has commenced under Section 4.5(b) but before payment of the entire benefit has been completed, the installments remaining will be paid to the Participant’s Beneficiary.

     (c) Designation of Beneficiary. Each Participant may designate a Beneficiary for the benefits provided on his or her death under the Plan. This designation may be changed from time to time. All designations will be made in writing and filed with the Plan Administrator. If the Company, in its sole discretion, determines that there is not a valid designation, the Beneficiary will be the executor or administrator of the Participant’s estate.
ARTICLE V
AMENDMENT, SUSPENSION, OR TERMINATION
          Section 5.1 Amendment, Suspension, or Termination. Subject to Section 5.2, the Board may amend, suspend or terminate the Plan, in whole or in part, at any time and from time to time by resolution adopted at a regular or special meeting of the Board, including action taken pursuant to a resolution delegating the authority to act under this Section to one or more officers or a committee.
          Section 5.2 No Reduction. No amendment, suspension or termination may operate to adversely affect the benefit otherwise available to a Participant under the Plan determined as if the Participant had ceased being a Participant on or before the effective date of the amendment, suspension, or termination. The value of a Participant’s Accounts, if any, determined as of the effective date of the amendment, suspension or termination, will continue to be adjusted for earnings as provided in Article IV. Any benefit determined as of that date will continue to be payable as provided in Sections 4.5 and 4.6.
ARTICLE VI
GENERAL PROVISIONS
          Section 6.1 Non-assignability. The interests of any person under the Plan (other than that of the Company) will not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, attachment or encumbrance, or to the claims of creditors of that person, and any attempt to effectuate any such actions will be void.
          Section 6.2 Interest of Participant. Except as provided in the Trust, Participants and their Beneficiaries, with respect to the value of their Accounts, if any, any asset held by the Trust, and any benefit to be paid under the Plan, will be and remain creditors of the Company in the same manner as any other creditor having a general claim for compensation, if and when the Participants’ or Beneficiaries’ rights to receive payments mature and become payable. Except as provided in the Trust, at no time will a Participant be deemed to have any right, title or interest, legal or equitable, in any asset of the Company, including, but not limited to any investments held in the Trust.
          Section 6.3 Withholding. The Company will have the right to deduct or withhold from the benefits paid under the Plan (or from other amounts payable to the Participant,

if necessary) all taxes which may be required to be deducted or withheld under any provision of law (including, but not limited to, Social Security taxes, income taxes and any other deduction or withholding required by law) now in effect or which may become effective any time during the term of the Plan.
          Section 6.4 Administration. The Plan will be administered by the Plan Administrator. The Plan Administrator will pay any and all expenses incurred in the administration of the Plan.
          Section 6.5 Exclusivity of Plan. The Plan is intended solely for the purpose of providing deferred compensation to the Participants to the mutual advantage of the parties. Nothing contained in the Plan will in any way affect or interfere with the right of a Participant to participate in any other benefit plan in which he or she may be entitled to participate.
          Section 6.6 No Right to Continued Service. Neither the Plan nor any of its provisions will be construed as giving any Participant a right to continued employment with the Company.
          Section 6.7 Notice. Each notice and other communication to be given pursuant to the Plan will be in writing and will be deemed given only when (a) delivered by hand, (b) transmitted by telex, telecopier, or email (provided that a copy is sent at approximately the same time by registered or certified mail, return receipt requested), (c) received by the addressee, if sent by registered or certified mail, return receipt requested, or by Express Mail, Federal Express or other overnight delivery service, to the Plan Administrator at its principal office and to a Participant at the last known address of the Participant (or to such other address or telecopier number as a party may specify by notice given to the other party pursuant to this Section).
          Section 6.8 Claims Procedure. If a Participant or the Participant’s Beneficiary does not receive benefits to which he or she believes he or she is entitled, that person may file a claim in writing with the Plan Administrator. The Plan Administrator will establish a claims procedure under which:
     (a) the Plan Administrator will be required to provide adequate notice in writing to the Participant or the Beneficiary whose claim for benefits has been denied, setting forth specific reasons for such denial, written in a manner calculated to be understood by the Participant or the Beneficiary; and
     (b) the Plan Administrator will afford a reasonable opportunity to the Participant or the Beneficiary whose claim for benefits has been denied for a full and fair review by the Company of the decision denying the claim.

          Section 6.9 Pennsylvania Law Controlling. The Plan will be construed in accordance with the internal laws of the Commonwealth of Pennsylvania, to the extent not preempted by Federal law.
          Section 6.10 Severability. Every provision of the Plan is intended to be severable. If any provision of the Plan is illegal or invalid for any reason whatsoever, the illegality or invalidity of that provision will not affect the validity or legality of the remainder of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had never been made part of the Plan.
          Section 6.11 Binding on Successors. The Plan will be binding upon the Participants and the Company, their heirs, successors, legal representatives and assigns.
          EXECUTED by the Employer this ___day of                    ,200___.

RENT-WAY, INC.

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